UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 382-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-1 2)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240. l 3c-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sale of Equity Securities.

On December 21, 2018, the Company and its Chairman, Mr. John Schwan, agreed to exchange debt for equity, to become effective upon receipt of consent for the transaction from the Company’s lender. Mr. Schwan surrendered $600,000 in notes from the Company in exchange for 180,723 shares of the Company’s common stock. The value was set at the $3.32 per share closing price of the Company’s common stock on the NASDAQ stock market on December 20, 2018.

On January 10, 2019 the Company’s lender issued its consent to the transaction and on January 11, 2019, the Company issued 180,723 shares of the Company’s common stock to Mr. Schwan and Mr. Schwan cancelled $600,000 of indebtedness of the Company to him.

Mr. Schwan,, Chairman of the Board of Directors of the Company, purchased the shares of common stock, on a restricted basis, for investment and not with a view to the sale are distribution thereof and the issuance of the shares is exempt from registration Section 4(a)(2) of the Securities Act of 1933.

Item No. 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Exhibit

10.1	Subscription Agreement dated December 21, 2018.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, January 16, 2019.

CTI INDUSTRIES CORPORATION

By:	/s/ Jeffrey S. Hyland
Jeffrey S. Hyland, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Subscription Agreement dated December 22, 2018